SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8-K12g-3

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 12, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                        Pacific Sports Enterprises, Inc.
             (Exact Name of Registrant as Specified in its Charter)
Nevada                              0-31987                           33-0925319
(State or other juris-         (Commission File No.)       (IRS Employer ID No.)
diction of incorporation)

                        321 Broadway Blvd., Reno NV 89502
                    (Address of Principal Executive Offices)

                             Telephone 775-322-5567
                         (Registrant's Telephone Number)

ITEM 1. CHANGE OF CONTROL OF REGISTRANT

On June 30, 2001 The Rolling Group, a Nevada Limited Liability Corporation purchased 800,000 shares of Pacific Sports Enterprises, Inc. from ASI Acquisition Corp. for $50,000. This transaction gives The Rolling Group 80% of the outstanding stock of Pacific Sports Enterprises, Inc.

Changes in Corporate Management

On July 1, 2001 the board of directors of the Issuer elected Dr. Luther Mack, Jr., Stuart L. Brown, Mimi Hui Ban, and Henry L. Rolling to be a members of the board of directors.

The Board of Directors then elected Mr. Henry L. Rolling to the office of President, Mimi Hui Ban to the office of Vice President and Kristin Rolling to the office of Secretary of the corporation.

Former President, John Vilagi has resigned as President and Director.

Former Secretary, Karen Fowler has resigned as Secretary and Director.

The following is a brief outline of the new directors.

HENRY L. ROLLING - President, Director

Henry L. Rolling is the founder of DCP, Limited - dba DCP Games. Mr. Rolling is the co- creater of the games in the Doubles Classic Series (Doubles Chess, Doubles Checkers, and Doubles Backgammon) and the developer of Cube Checkers. Mr. Rolling served as the President and CEO of DCP Limited and he was responsible for overseeing and participating in all aspects of the business including financing, manufacturing, marketing and strategic planning. While playing the position of outside linebacker for NFL's Tampa Bay Buccaneers, Mr. Rolling completed his B.A. degree in Economics from the University of Nevada. Mr. Rolling played outside linebacker in the National Football League for nine years with the Tampa Bay Buccaneers, San Diego Chargers and the Los Angeles


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

Rams. It was also during this time that Mr. Rolling started marketing and selling Doubles Chess, which led to the formation of DCP Games.

MIMI HUI BAN - Vice President, Director

Mimi Hui Ban also serves as Chief Technical Officer and Vice President of the 100% owned subsidiary Allpaq Technologies Corporation. Ms Ban has served as Vice President of Operations of Wintek Corp., Taiwan, managing all aspects of multi plant operations manufacturing liquid crystal displays. Prior to that she was a manufacturing engineer and pricing analysis for Hughes Aircraft Co. Ms Ban is responsible for providing leadership, direction and support to company managers and the company organization to increase sales and maximize profit in support of the company's goals, with responsibility for consistant execution of all divisions, marketing, operating, human resource plans and expense management. Serve as a leader of sales and marketing achievement through coaching and modeling. Manage the contract negotiation process with suppliers lead RFP, RFQ process responsible for identification, evaluation and development of supplier source. Oversee supplier scorecard process, product cost reviews responsible for strategic sourcing of assigned commodities focusing on cost, supply chain management, quality and business improvement assess supplier capabilities, quality requirements and supplier strategies. Ms Ban has a B.S. degree in Electrical Engineering from the University of Virginia and a MBA from UCLA.


KRISTIN ROLLING - Secretary

Kristin Rolling oversees the marketing and business operations for DCP Games. Ms. Rolling received her B.S. degree in Finance from Arizona State University and an M.B.A. degree with an emphasis in Marketing and International Business from the University of San Diego. She formerly worked in the investment banking industry as an account executive for Dean Witter in San Francisco, CA.

LUTHER MACK, JR. - Director

Mr. Mack brings an extensive business background to the company. Mr. Mack owned KXRI Fox Television in Reno and eight McDonalds Restaurants. Mr. Mack serves on the boards of Wells Fargo Bank, Reno, Harveys Hotel and Casino Properties. Mr. Mack is the former Chairman of the Reno Airport Authority. Mr. Mack is a frequent guest lecturer for the university of Nevada, Reno Business Department. Mr. Mack has received an Honary Doctorate Degree from the University of Nevada, Reno.

STUART L. BROWN - Director

Mr. Brown brings a life time of business experience to the company. Mr. Brown is the owner of four companies in the agriculture business spanning a period of more than twenty five years. He is currently operating the Stu Brown Live Stock Company, the Double Horseshoe Ranch, LLC, the Warner Sierra Corporation and Pacific Agri Business Services. Mr. Brown has held several senior positions with Wells Fargo Bank including Loan Officer, Appraisal Officer and Senior Agriculture Business Officer. Mr. Brown has a Bachelor of Science degree from Cal Poly State University.

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2001 the Issuer acquired all of the assets of DCP Limited for 10,000 shares of Pacific Sports Enterprises, Inc. common stock. DCP Limited was a manufacturer and distributor of board games and similar products. Mr. Henry Rolling, President of the issuer started selling board games on a part time basis in 1990. Since that time he has been instrumental in developing four board games, including cube checkers. During this period he has made and sold more than 80,000 games.

On July 1, 2001 the Issuer acquired 100% of the outstanding stock of Allpaq Technologies Corporation in exchange for 100,000 shares of Pacific Sports Enterprises, Inc. common stock and in the event the Issuer is successful in raising twelve million dollars ($12,000,000.) or more in a public offering within 1 year of July 1, 2001, Seller will receive an additional one million two hundred thousand dollars ($1,200,000.). Allpaq Technologies Corporation, a California corporation is engaged in the business of TN, STN and TFT LCD Technology, designing and manufacturing computers, computer Liquid Crystal Display (LCD) monitors, Game Board Systems, MP3 Players and LCD panels, and providing other original equipment manufacturers services under the Allpaq trade name. LCD Displays are frequently used in electronic computer games.

ITEM 5  OTHER EVENTS

Change of Name and Capital Structure

On May 1, 2001 the Issuer, originally incorporated with the name Pacific Sports Enterprises, Inc. amended its Articles of Incorporation to change its name to Make Your Move, Inc. and increase its authorized common stock from 10,000,000 shares to 50,000,000 shares of .001 par value. The amendment to the Articles of Incorporation also authorize the Issuer to issue an additional class of Preferred stock with a par value of .001. Said Preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restriction thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

Audited Consolidated financial statements of the Issuer will be filed within 45 days.

EXHIBIT A Asset Purchase Agreement between Make Your Move, Inc. and DCP Limited.

EXHIBIT B Exchange Agreement between Make Your Move, Inc. and Mimi Hui Ban.

The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of the exhibits to the agreements and plans of reorganization upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Make Your Move, Inc.

/s/  Henry L. Rolling.
---------------------
Henry L. Rolling

President
Date:  July 12, 2001

                                    EXHIBIT A

                            ASSET PURCHASE AGREEMENT


PURCHASE AGREEMENT by and between DCP Limited (a Nevada Limited Liability Corp.)
(hereinafter   sometimes   referred  to  as   "Seller")   and  Make  Your  Move,
Inc.(hereinafter sometimes referred to as "Buyer").

WHEREAS, the management of Seller and Buyer deem it advisable for the mutual benefit of Seller and Buyer and their respective shareholders that certain assets of Seller be acquired by Buyer (the "Acquisition"), and have approved this Purchase Agreement and Plan of Acquisition (the "Agreement");

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Acquisition, and the method of carrying the same into effect, Seller and Buyer agree as follows:


                                    ARTICLE 1
                                   ACQUISITION

1. Agreement to Buy and Sell. Seller agrees to sell and Buyer agrees to buy the assets listed in Schedule A attached and made part of this agreement.

2. The purchase price shall be paid by issuing 10,000 share of Buyers common stock to Seller as payment in full.

3. The purchase price shall be distributed to the shareholders of Seller as follows:

Rick Gillespie                     1,700 shares
Luther Mack                          500 shares
Leslie O'Neal                        500 shares
Henry Rolling                      6,800 shares
Kristin Rolling                      500 shares
Total shares                      10,000

4. The sale shall be effective June 30, 2001.

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer, represents and warrants to, and agrees with Seller as follows:

1. Organization and Good Standing. Buyer is a duly incorporated and validly existing corporation in good standing under the laws of Nevada, with all requisite power and authority (corporate and other) to own its properties and conduct business.

2. Authorization; Binding Agreement. Buyer has the requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer in accordance with its terms.

3. Litigation. As of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Buyer, threatened against Buyer or to the best of Buyer's knowledge, pending or threatened against any subsidiary company, partnership, employee, consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Buyer or its subsidiaries or partnership(s). As of the date hereof, neither Buyer nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Buyer.


                                    ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

Seller represents and warrants to and agrees with Buyer as follows:

1. Organization and Good Standing. Seller is a duly incorporated and validly existing corporation in good standing under the laws of Nevada, with all requisite power and authority (corporate or other) to own its properties and conduct its businesses.

2. Authorization; Binding Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller in accordance with its terms.

3. Litigation. As of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Seller, threatened against Seller or to the best of Seller's knowledge, pending or threatened against any subsidiary company, partnership, employee, consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Seller or its subsidiaries or partnership(s). As of the date hereof, neither Seller nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Seller.

4. Clear Title Seller warrants that it owns the equipment free of loans or liens. Seller further warrants that it has the legal right to sell the equipment listed in Schedule A free of all liens and encumbrances.


                                    ARTICLE 4
                               GENERAL AGREEMENTS

1. Cooperation. Each of the parties hereto shall cooperate with the other in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

2. Costs. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the sole responsibility of Buyer, except as stated in Schedule A.

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

3. Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered prior to the Closing Date shall survive the consummation of the Acquisition.

4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by fax or telegram or mailed by registered or certified mail, postage prepaid, as follows

           (a)        If to Seller, to:     DCP Limited
                                            321 Broadway Blvd.
                                            Reno, NV 89502

           (b)        If to Buyer, to:      Make Your Move, Inc.
                                            P.O. Box 11557
                                            Reno, NV 89510-1557


The date of any such notice shall be the date hand-delivered or otherwise transmitted or mailed.

1. Amendment. This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise. This Agreement may be amended or modified in whole or in part to the extent permitted by Nevada law at any time, by an agreement in writing executed to do so by the Boar of Directors of Seller and Buyer.

2. Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representation and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing or waiver signed on behalf of such party.

3. Brokers. Seller and Buyer represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this transaction.

4. Publicity. So long as this Agreement is in effect, the parties hereto shall not issue or cause the publication of any press release or other announcement with respect to this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed where such release or announcement is required b applicable law.

5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretatio of this Agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and is enforceable by the respective successors and assigns of the parties hereto.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement b their duly authorized officers as of the 30th day of June, 2001.

                                                       By :_/s/ Henry L. Rolling
                                                       -------------------------
                                                     Henry L. Rolling, President

                                                             SELLER: DCP Limited
                                                     By 100% of the shareholders


/s/ Rick Gillespie
--------------------
Rick Gillespie

/s/ Luther Mack
--------------------
Luther Mack

/s/ Leslie O'Neal
--------------------
Leslie O'Neal

/s/ Henry L. Rolling
--------------------
Henry L. Rolling

/s/Kristin Rolling
--------------------
Kristin Rolling

                                    EXHIBIT B
                               EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

This EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (" Agreement") is entered into by and among Make Your Move, Inc., a Nevada corporation, and its assignees ("Purchaser"), and Mimi Hui Ban, an unmarried woman( "Seller"), with reference to the following facts:

A. Allpaq Technologies Corporation, a California corporation is engaged in the business of TN, STN and TFT LCD Technology, designing and manufacturing computers, computer Liquid Crystal Display (LCD) monitors, Game Board Systems, MP3 Players and LCD panels, and providing other original equipment manufacturers services under the Allpaq trade name and mark. LCD Displays are frequently used in electronic computer games.

B. Seller is the owner of one hundred thousand (100,000) shares of one-tenth of one cent ($.001) par value common stock of the described corporation representing all the issued and outstanding capital stock of the described corporation.

C. Seller wishes to sell, and Purchaser wishes to acquire, all of the capital stock of the described corporation, on the terms and subject to the conditions hereinafter set forth.

Based upon the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows.

                    1. DEFINITIONS . In addition to the terms defined  elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

                    1.1 "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meaning given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                    1.2 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

                    1.3 "Assets" means all of the assets and properties of Corporation, including, without limitation, all assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted and include, without limitation, all tangible and intangible assets owned by Corporation including all vehicles, equipment and inventory and all Contracts, customer lists, intellectual property, cash and accounts receivable, the manufacturing facility known as "Allpaq LCD Viet Nam" (20-13, Duong 3 Thang 2, Phuong 12, Quan 10, TtHCM, Ho Chi Min City), and all other facilities whether contemplated or under development, and licenses and permits of Corporation.

                    1.4 "Business" means the business of TN, STN and TFT LCD Technology, designing and manufacturing computers, computer Liquid Crystal Display (LCD) monitors, Game Board Systems, MP3 Players and LCD panels, and providing other original equipment manufacturers services under the Allpaq trade name and mark.

                    1.5 "Charter Documents" means the Articles of Incorporation,
               Bylaws, restrictive stock agreements of Corporation, including all amendments thereto.

                    1.6 "Closing"  means the closing of the  transactions  under this Agreement.

                    1.7 "Code" means the Internal Revenue Code of 1986, as amended.

                    1.8 "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                    1.9 "Corporation" means Allpaq Technologies  Corporation,  a
               California corporation, and its subsidiaries, collectively.

                    1.10 "Corporation Shares" means the one hundred thousand (100,000) shares of one-tenth of one cent ($.001) par value stock of Corporation collectively owned by Seller.

                    1.11  "Environmental,  Health  and  Safety  Laws"  means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984 (collectively, "RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act (collectively, "CERCLA"); the Hazardous Materials Transportation Act; the Toxic Substances Control Act; the Clean Air Act; the Clean Water Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986, as amended ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended ("OSHA"); and all applicable foreign laws.

                    1.12 "Exchange Shares" means two hundred thousand  (200,000)
               shares of one-tenth of one cent ($.001) par value common stock of Purchaser.

                    1.13 "Financial Statements" means the Balance Sheet dated not earlier than December 31, 2000 and related Statement of Earnings, Statement of Cash Flow and related notes of Corporation for the year ended December 31, 2000, audited by reputable CPA firm such as Pricewaterhouse Cooper.

                    1.14 "GAAP" means generally accepted accounting principles.

                    1.15 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    1.16 "Insurance Policies" means valid, outstanding and enforceable policies of insurance issued to Corporation by reputable insurers covering the Assets and the Business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations

                    1.17  "Intellectual   Property"  means  (i)  all  inventions
               (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations- in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all registered domain names, website content, website related software, and all other Internet related tools and applications,
               (viii) all other proprietary rights, and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

                    1.18 "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                    1.19  "Material  Adverse  Change (or Effect)" means a change
               (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of Corporation which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                    1.20 "Percentage Interest" means each Seller's proportionate interest in the Exchange Shares calculated by dividing (i) the number of Corporation Shares owned by such Seller immediately prior to the transfer thereof at the Closing by (ii) the total number of Corporation Shares transferred to Purchaser at the Closing.

                    1.21 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                    1.22 "Permits" means all licenses and required  governmental or official approvals, permits or authorizations for the Business and operations.

                    1.23 "Securities Act" means the Securities Act of 1933, as amended.

                    1.24  "Tax   Return"   means  any  tax  return,   filing  or
               information statement required to be filed in connection with or with respect to any Taxes.

                    1.25 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

                    2. EXCHANGE OF SHARES.

                    2.1 Exchange. Upon the Closing, in accordance with the terms and conditions hereof, Seller shall sell, transfer, convey and assign to Purchaser the Corporation Shares and, in consideration for the conveyance to Purchaser of the Exchange Shares, Purchaser shall issue to Seller the Exchange Shares. The Exchange Shares shall be adjusted for Purchaser stock splits and stock dividends issued prior to the Closing Date.

                    2.2 Contingent  Consideration.  As additional  consideration for the conveyance to Purchaser of the Corporation Shares, Purchaser agrees to pay to Seller the sum of One Million, Two Hundred Thousand Dollars ($1,200,000), in cash, in the event of, and within ten (10) business days of the receipt of, not less than Twelve Million Dollars ($12,000,000), in cash, by Purchaser from an initial public offering or other equity issuance by Purchaser which occurs not later than one (1) years from the Closing Date. The consideration payable hereunder shall be conditioned upon receipt by Purchaser of cash in an amount of not less than the amount specified above from an equity issuance which occurs and which funds are received not later than one (1) years from the Closing Date.

                    2.3 Tax  Treatment .  Purchaser  and Seller  intend that the transactions contemplated by this Agreement qualify as a reorganization under the provisions of Section 368(a) of the Code; provided that no party hereto makes any representations to any other party hereto that this transaction will in fact qualify as such.

                    3. CLOSING,  ITEMS TO BE DELIVERED,  FURTHER  ASSURANCES AND
               EFFECTIVE DATE.

                    3.1 Time and Place . Subject to the terms and  conditions of this Agreement, the Closing of the exchange shall take place at 9:00 a.m. on or before July 1, 2001, at the offices of Purchaser's counsel, or such other time and place as the parties may otherwise agree.

                    3.2 Closing Obligations. At the Closing:

                    (a) Seller's Deliveries. Seller shall deliver to Purchaser:

                    (1) Certificates representing the Corporation Shares with duly executed and notarized stock powers attached, for transfer to Purchaser;

                    (2) A release in the form of Exhibit 3.2(a)(ii) executed by Seller (the "Release");

                    (3) A written opinion of counsel dated as of the Closing Date in substantially the form of Exhibit 3.2(a)(iii) with only such changes therein as shall be in form and substance reasonably satisfactory to Purchaser (the "Opinion of Seller's Counsel");

                    (4) Employment agreement in the form of Exhibit 3.2(a)(iv), executed by Seller (the "Seller Employment Agreement");

                    (5) Duly adopted resolutions of Corporation's Board of Directors satisfactory to Purchaser in its sole discretion
                    (A) terminating Corporation's Employee Benefits Plans (other than employee welfare benefit plans), with such termination effective prior to the Closing Date, (B) providing that no contributions shall be made to Corporation's 401(k) Plan after such date, and (C) directing Corporation's legal counsel to apply for a determination letter from the Internal Revenue Service with respect to the termination of the 401(k) Plan and to submitting Notice of Intent to Terminate to all participants and beneficiaries under the 401(k) Plan; and

                    (6) A certificate executed by Seller representing and warranting to Purchaser that Seller's representations and warranties hereunder was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Seller to Purchaser prior to the Closing Date).

                    (b) Purchaser Deliveries. Purchaser shall deliver to Seller:

                    (1) Certificates representing the number of Exchange Shares to be issued to Seller at the Closing pursuant to Section
                    2.1 hereof;

                    (2) A written opinion of counsel dated as of the Closing Date in substantially the form of Exhibit 3.2(b)(ii) with only such changes therein as shall be in form and substance reasonably satisfactory to Purchaser (the "Opinion of Purchaser's Counsel");

                    (3) The Seller Employment Agreement, executed by Purchaser; and

                    (4) A certificate executed by Purchaser to the effect that, except as otherwise stated in such certificate, each of Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

                    (c) Mutual Performance. At or prior to the Closing, the parties shall also deliver to each other the agreements, certificates, and other documents and instruments referred to in Articles 7. and 8. hereof.

                    3.3 Third Party Consents. To the extent that the Corporation
               Shares may not be transferred to Purchaser hereunder without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to transfer the same if an attempted transfer would constitute a breach thereof or be unlawful, and Seller, at her expense, shall use their best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted transfer would be ineffective or would impair Purchaser's rights so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

                    3.4 Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                    3.5 Effective Date. The effective date of this Agreement and all related instruments executed at the Closing shall be the Closing Date.

                    4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to Seller.

                    4.1 Corporate Status . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

                    4.2 Corporate Power and Authority . Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

                    4.3 Enforceability . This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                    4.4 No Commissions . Other than pursuant to ongoing contracts or arrangements with employees or consultants of Purchaser or any of its subsidiaries, Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than such compensation as may be due and payable to its officers or employees.

                    4.5 Capitalization. All of the Purchaser Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, (iii) were not issued in violation of any preemptive rights or rights of first refusal, and (iv) represent sixteen and 67/100ths percent (16.67%) of the issued and outstanding shares of capital stock of Purchaser on a fully diluted basis as of the Closing Date.

                    5. REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller makes the following representations and warranties to Purchaser.

                    5.1 Corporate  Status .  Corporation  is a corporation  duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own or lease the Assets and to carry on the Business as now being conducted. Corporation is duly authorized and qualified, under all applicable laws, regulations, ordinances and orders of public authorities, to carry on the Business in the places and in the manner as now conducted, except as disclosed on
               Schedule 5.1, where the failure to be so authorized or qualified would not have a Material Adverse Effect on the Business or on the operations, Assets or condition (financial or otherwise), of Corporation.

                    5.2 Power and Authority . Seller has the power and authority
               to  execute  and  deliver  this   Agreement,   to  perform  their
               obligations hereunder and to consummate the transactions contemplated hereby. Seller has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of their obligations hereunder, and the consummation of the transactions contemplated hereby.

                    5.3 Enforceability . This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                    5.4 Capitalization . Seller is the record and beneficial owner of all of the outstanding shares of stock of Corporation. Seller owns the Corporation Shares free and clear of all Liens, restrictions and claims of any kind. All of the Corporation Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, (iii) were not issued in violation of any preemptive rights or rights of first refusal, (iv) were issued for fair market value in exchange for cash, and (v) no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Corporation to issue or sell, or require any Seller to sell or transfer, any shares of Corporation's capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Corporation. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the shares of Corporation. Except as set forth on
               Schedule 5.4, (i) Corporation is not obligated to redeem or otherwise acquire any of its shares of stock, and (ii) there has been no transaction or action taken with respect to the equity ownership of Corporation in contemplation of the transactions described in this Agreement.

                    5.5 Subsidiaries . Schedule 5.5 lists the name of each of Corporation's subsidiaries and sets forth the number and class of the authorized capital stock of each of Corporation's subsidiaries and the number of shares of each of Corporation's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.5) are owned by Corporation, free and clear of all Liens and claims of every kind. In addition, Schedule 5.5 also sets forth all rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any such subsidiary to issue or sell any shares of the its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth in Schedule 5.5, Corporation does not presently own of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any corporation, association or business entity, nor is Corporation, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

                    5.6 No Violation . The  execution and  consummation  of this
               Agreement will not (i) contravene any provision of the Charter Documents, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Corporation or Seller, or the assets of Corporation,
               (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Seller or the Assets, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the assets of Corporation, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

                    5.7 No Commissions. Seller and Corporation have not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                    5.8 Financial Statements . Seller has delivered to Purchaser the Financial  Statements,  a copy of which is attached hereto as
               Schedule 5.8. The balance sheet dated as of May 31, 2001 of Corporation included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements have been audited by John Moyer, CPA, have been prepared in accordance with GAAP, and fairly present the financial position of Corporation at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of Corporation fully and fairly reflect all transactions, properties, assets and liabilities of Corporation. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

                    5.9 Changes Since the Current Balance Sheet . Except as specifically set forth in Schedule 5.9, since the date of the Current Balance Sheet, Corporation has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees, or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures other than in the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of Five Thousand Dollars ($5,000) in the aggregate other than in the ordinary course of business consistent with past practice, except for this Agreement and the transactions contemplated hereby; (viii) waived, cancelled, compromised or released any rights having a value in excess of Five Thousand Dollars ($5,000) in the aggregate; (ix) made or adopted any change in its accounting practice or policies; (x) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xi) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xii) entered into any employment agreement; (xiii) terminated, amended or modified agreements in the aggregate involving an amount in excess of Five Thousand Dollars ($5,000); (xiv) imposed any security interest or other Lien on any of its Assets; (xv) delayed paying any account payable which is due and payable except to the extent being contested in good faith; (xvi) made or pledged any charitable contribution; (xvii) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on Corporation or the Business; (xviii) engaged in any transaction other than in the ordinary course of the Business; (xix) suffered or incurred any work interruptions, labor grievances, or claims filed, or any similar event which has or would have a Material Adverse Effect on Corporation or the Business; or (xx) agreed to do or authorized any of the foregoing.

                    5.10  Litigation  . Except as set  forth in  Schedule  5.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting Seller, Corporation, the Business, or the Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Seller or Corporation is or was a party which have not been complied with in full or which continue to impose any material obligations on Seller, Corporation or the Assets.

                    5.11  Liabilities;  Bank Accounts . Schedule 5.11 sets forth all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of Corporation, including, without limitation, (i) liabilities and obligations reflected on the
               Current Balance Sheet and not paid or discharged, (ii) liabilities and obligations exceeding Ten Thousand Dollars ($10,000) in the aggregate, incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet, and (iii) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon (the liabilities and obligations referenced in (i), (ii) and (iii) above are referred to as the "Designated Liabilities"). None of the Designated Liabilities relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, and none arose out of any action, suit, claim, governmental investigation, or arbitration proceeding. Schedule 5.11 also sets forth the outstanding principal amount of and outstanding interest on (as of the date set forth in the Schedule) all indebtedness for borrowed money and capitalized lease obligations (including the outstanding principal amount and accrued but unpaid interest and the name of the lender) owed to a bank or any other Person by Corporation. Schedule 5.11 also lists the account numbers and names of each bank, broker or other depository institution at which Corporation maintains a depository account, and the names of all persons authorized to withdraw funds from each such account.

                    5.12   Undisclosed    Liabilities.    Corporation   has   no
               liabilities, and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Corporation giving rise to any liability, except those liabilities reflected in the
               Financial Statements. Corporation has not guaranteed the obligations of any third Person.

                    5.13 Environmental Matters .

                    (a) Corporation is and has at all times been in compliance with all Environmental, Health and Safety Laws governing the Business and its operations, Assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein). Corporation is not currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. Corporation is in full compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

                    (b) Corporation has not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other Waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, transport, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. Corporation has not generated, manufactured, used, stored, handled, treated, transported, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, transport, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other Waste upon property owned or leased by it, except as permitted by law. For purposes of this Section, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws. For purposes of this Section, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

                    (c) Corporation has not caused, or allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any property owned or leased by it (for purposes of this
                    Section, the "Premises"). There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of the Premises. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                    (d) Corporation has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified Corporation that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither Corporation nor Seller has received notice, and Corporation and Seller have no knowledge of any facts which could give rise to any notice, that Corporation is a potentially responsible party for a federal, state or local environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. Corporation has not submitted nor was required to submit any notice pursuant to
                    Section 103(c) of CERCLA with respect to the Premises. Corporation has not received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Corporation have transported, transferred or disposed of other Wastes. Corporation has not been required to undertake, nor has it undertaken, any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party. Corporation has no liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                    (e) Corporation does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Premises.

                    (f) Schedule 5.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by Corporation on the Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances. Schedule 5.13 also identifies the locations to which Corporation has transferred, transported, hauled, moved, or disposed of Waste over the past five (5) years and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                    5.14 Real Property, Leases and Significant Personal Property
               . Schedule 5.14 sets forth all real and personal property included (or that will be included) on the Current Balance Sheet, all other real and personal property of Corporation with a value in excess of Two Thousand, Five Hundred Dollars ($2,500) and acquired since the Current Balance Sheet Date, and all leases for real and personal property to which Corporation is a party involving real or personal property having a value in excess of Two Thousand, Five Hundred ($2,500), including, in each case, and indication as to which real and personal property is currently owned, or was formerly owned, by Seller or Corporation or their Affiliates. True, complete and correct copies of all such leases have been provided to Purchaser. Except as set forth in Schedule 5.14, (i) all of the trucks and other material machinery and equipment and all other tangible assets of Corporation are in good working order and condition, ordinary wear and tear excepted and have been maintained in accordance with all applicable specifications  and  warranties;  (ii) all  leases  set  forth in
               Schedule 5.14, are in full force and effect and constitute valid and binding agreements of Corporation and constitute valid and binding agreements of the other parties thereto in accordance with their respective terms; and (iii) all fixed assets used by Corporation are either owned by Corporation or leased under a valid agreement. Schedule 5.14 also sets forth a summary description of all plans or projects involving the opening of new operations or the acquisition of any real property or existing business, with respect to which Corporation has made any expenditure in the two-year period prior to the date of the Agreement in excess of Ten Thousand Dollars ($10,000) in the aggregate, or which if pursued by Corporation would require additional expenditures of capital in excess of Ten Thousand Dollars ($10,000) in the aggregate.

                    5.15 Good  Title,  Adequacy  and  Condition  . Except as set
               forth in Schedule 5.15, Corporation has, and at Closing will have, good, legal, and marketable title to the Assets with full power to sell, transfer and assign the same, free and clear of any Lien. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted and include, without limitation, all tangible and intangible assets owned by Corporation including all vehicles, equipment and inventory (more particularly described in
               Schedule 5.15), and all Contracts, customer lists, Intellectual Property, cash and accounts receivable, and Permits of Corporation.

                    5.16 Compliance with Laws . Corporation is not in violation of any law or regulation or any order of any court or federal, state, local or other Governmental Authority having jurisdiction over Corporation, and, except to the extent set forth on Schedule 5.16, there are no claims, actions, suits or proceedings pending or, to the knowledge of Corporation, threatened, against or affecting Corporation or the Business, at law or in equity, or before or by any federal, state, local or other Governmental Authority having jurisdiction over any of them, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. Corporation has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing.

                    5.17 Employee Benefit Plans.

                    (a) Schedule 5.17 contains a list setting forth each employee benefit plan or arrangement of Corporation, including but not limited to employee profit sharing plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of Corporation participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Purchaser). With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                    (b) With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a): (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Purchaser, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor, to the best knowledge of Corporation and Seller, has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; and (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under
                    Section  4001(a)(16) of ERISA if benefits  described in Code
                    Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan).

                    (c) None of the Employee Benefit Plans obligates Corporation to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), and all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet of Corporation as of the Closing, and none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet of Corporation.

                    5.18 Tax  Returns and  Examinations.  Except as set forth on
               Schedule 5.18, (i) all Tax Returns required to have been filed by or with respect to Corporation and any affiliated, combined, consolidated, unitary or similar group of which Corporation is or was a member (a "Relevant Group") with any Governmental Authority have been duly filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information, including the tax basis and recovery periods for assets, required to be reported thereon; (ii) Corporation has furnished or made available to Purchaser complete and accurate copies of all income and franchise tax returns, and any amendments thereto, filed by Corporation for all taxable years ending on or after December 31, 2000; (iii) all Taxes (whether or not shown on any Tax Return and whether or not assessed) owed by Corporation have been paid; (iv) the provisions for Taxes due by Corporation (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and tax income) in the Financial Statements are sufficient for, and adequate to cover, all unpaid Taxes of Corporation; (v) Corporation is not a party to any current agreement extending the time within which to file any Tax Return; (vi) no claim has ever been made by any Taxing Authority in a jurisdiction in which Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (vii) Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party; (viii) Corporation does not expect any Governmental Authority to assess any additional Taxes against or in respect of it for any past period; (ix) there is no dispute or claim concerning any Tax liability of Corporation either (a) claimed or raised by any Governmental Authority or (b) otherwise known to Corporation; (x) no issues have been raised in any examination by any Governmental Authority with respect to which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (xi) Schedule
               5.18 lists all federal, state, local and foreign income Tax Returns filed by or with respect to Corporation for all taxable periods ended on or after January 1, ____, and indicates those tax returns that currently are the subject of audit; (xii) Corporation has delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Corporation since January 1, 2001; (xiii) Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; (xiv) Corporation has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that would not be deductible by reason of the application of Section 280G of the Code; (xv) Corporation is not a party to any Tax allocation or sharing agreement; (xvi) none of the assets of Corporation constitutes tax-exempt bond-financed property or tax-exempt use property, within the meaning of
               Section 168 of the Code; (xvii) Corporation is not a party to any "safe harbor lease" that is subject to the provisions of Section

               168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of
               Section 460 of the Code; (xviii) Corporation is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes; (xix) there are no accounting method changes, or proposed or threatened accounting method changes, of Corporation that could give rise to any adjustment under Section 481 of the Code for periods after the Closing Date; (xx) Corporation has not received any written ruling of a Governmental Authority related to Taxes or entered into any written and legally binding agreement with a Governmental Authority relating to Taxes; (xxi) Corporation has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(ii) of the Code) on its federal income Tax Returns, all positions taken on its relevant federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of
               Section 6662(d) of the Code; (xxii) Corporation has no liability for Taxes of any Person other than Corporation (a) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor,
               (c) by contract or (d) otherwise; (xxiii) no consent has been filed relating to Corporation pursuant to Section 341(f) of the Code, nor has Corporation made any tax election that would materially increase the amount of Taxes payable by Corporation in any period after the Closing; (xxiv) Seller will pay her respective expenses incurred in connection with this transaction;
               (xxv) Corporation is not an investment company defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; and (xxvi) the fair market value of the Assets of Corporation exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the transferred assets are subject; (xxvii) Corporation is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                    5.19 Insurance . Corporation and the Business are covered by valid, outstanding and enforceable policies of insurance issued to Corporation by reputable insurers covering its properties, Assets and the Business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Corporation has complied with the provisions of the Insurance Policies. Corporation has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

                    5.20 Receivables . All of the receivables  being transferred to Purchaser hereunder are valid and legally binding, represent bona fide transactions, and arose in the ordinary course of business of Corporation. All of such receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims.

                    5.21 Licenses and Permits . Corporation possesses all Permits for its Business and operations. All Permits are valid and in full force and effect, Corporation is in compliance in all material respects with their requirements, and no proceeding is pending or threatened to revoke or amend any of the Permits. None of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby.

                    5.22  Contracts,  Customer  Lists and  Employment  Matters .
               Schedule 5.22 lists all customers and Contracts of Corporation, including, without limitation, (i) any written arrangement (or group of written arrangements) for the furnishing or receipt of services that calls for performance over a period of more than one (1) year; (ii) any written arrangement concerning a partnership or joint venture; (iii) any written arrangement (or group of written arrangements) under which Corporation has created, incurred or assumed or may create, incur or assume indebtedness (including capitalized lease obligations) involving more than Ten Thousand Dollars ($10,000) or under which it has imposed (or may impose) a security interest on any of its Assets, tangible or intangible; (iv) any employment agreement; (v) any written arrangement concerning confidentiality or non-competition; (vi) any written arrangement involving Corporation and its present or former affiliates, officers, directors or shareholders; (vii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, liabilities, business, financial condition, operations or future prospects of Corporation; (viii) any other written arrangement (or group of related arrangements) either involving more than Ten Thousand Dollars ($10,000) or not entered into in the ordinary course of Business; and (ix) that account for more than one percent (1%) of Corporation's annual revenue for the twelve-month period ending May 31, 2001. All of the Contracts (i) are valid and binding obligations of the parties, (ii) are not in default nor will become in default solely upon notice or the passage of time without curative action and (iii) will remain in full force and effect following the Closing, without requiring the consent of the other parties thereto and without causing a default, right to terminate or right to modify any terms under any such Contracts. Corporation has delivered to Purchaser true, complete and correct copies of all Contracts. None of the parties to the Material Contracts (which include all of Corporation's significant customers) has cancelled or substantially reduced or, to the knowledge of Corporation or Seller, is currently attempting or threatening to cancel any Contract or substantially reduce utilization of the services provided by Corporation, and Corporation has complied with all commitments and obligations pertaining to any Contract, and is not in default under any such Contract, and no notice of default has been received. Corporation has not been the subject of any election in respect of union representation of employees and is not bound by or subject to any arrangement with any labor union. No employees of Corporation are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or is in progress. There is no pending, or to Seller's knowledge, threatened labor dispute involving Corporation and any group of employees, nor has Corporation experienced any labor interruptions over the past three years and Corporation considers its relationship with employees to be good, except as set forth on Schedule 5.22. The Corporation is not a party to any verbal contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Schedule 5.22. Seller has delivered to Purchaser a correct and complete copy of each written arrangement, as amended to date, listed in Schedule 5.22.

                    5.23 Officers, Directors and Key Employees; Employment Agreements; Compensation . Schedule 5.23 sets forth an accurate list showing all officers, directors and key employees of
               Corporation, listing all employment agreements with such officers, directors and key employees (and any other employees having employment agreement with Corporation) and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons. Schedule 5.23 also lists any increase in compensation or any special bonus payable to any officer, director, key employee or other employee of Corporation.

                    5.24 Predecessor  Status,  etc. Schedule 5.24 sets forth all names of all predecessor corporations for the past five years of Corporation, including the names of any entities from whom
               Corporation previously acquired material assets. Except as disclosed in Schedule 5.24, Corporation has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

                    5.25  Spin-Off  by  Corporation  .  Except  as set  forth in
               Schedule 5.25, there has not been, within the preceding two (2) years, any sale, spin-off or split-up of material assets of Corporation or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Corporation other than in the ordinary course of business.

                    5.26 Securities Law Representations.

                    (a) Seller was granted access to the business premises, offices, properties, and business, corporate and financial books and records of Purchaser. Seller was permitted to examine the foregoing records, to question officers of Purchaser, and to make such other investigations as they considered appropriate to determine or verify the business and financial condition of Purchaser. Purchaser furnished to Seller all information regarding its business and affairs that Seller requested.

                    (b) Seller  recognizes  that the Exchange Shares will not be registered under the Securities Act and will therefore constitute "restricted securities" as defined pursuant to Rule 144(a)(3) under the Securities Act under which means, among other things, that Seller generally will not be able to sell the Exchange Shares for a period of at least one (1) year following the Closing Date, and may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act, as such, by way of illustration but without limitation, in compliance the safe harbor provisions of Rule 144; further, the legal consequences of the foregoing mean that Seller must bear the economic risk of the investment in the Exchange Shares for an indefinite period of time; further, if either Seller desires to sell or transfer all or any part of the Exchange Shares, Purchaser may require such Seller's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act; further, other restrictions discussed elsewhere herein may be applicable; further, Seller is subject to the restriction on transfer described herein and Purchaser will issue stop transfer orders with Purchaser's transfer agent to enforce such restrictions; further, the Exchange Shares will bear a legend restricting transfer; and further, the following paragraph, or language substantially equivalent thereto, will be inserted in or stamped on the certificates evidencing the same:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT. THIS STOCK MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SAME UNDER THE SECURITIES ACT OF 1933 OR OPINION OF COUNSEL SATISFACTORY TO CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAWS.

                    (c) Because of their considerable knowledge and experience in financial and business matters, Seller is able to evaluate the merits, risks, and other factors bearing on the suitability of the Exchange Shares as an investment. Seller, individually or by virtue of a "purchaser representative" (as defined pursuant to Rule 501(h) under the Securities
                    Act), qualifies as an "accredited investor" as defined under Rule 501(a) under the Securities Act.

                    (d) Each Seller's annual income and net worth are such that he would not now be, and does not contemplate being, required to dispose of any investment in the Exchange Shares, including the risk of losing all or any part of his investment and the inability to sell, transfer, pledge, or otherwise dispose of any of the Exchange Shares for an indefinite period.

                    (e) Each Seller's acquisition of the Exchange Shares will be solely for his own account, as principal, for investment, and not with a view to, or for resale in connection with, any underwriting or distribution.

                    (f) Lock-up Agreement. At any time before or after the Closing Date, Seller agrees to execute any and all stock restriction agreements, lock-up agreements, and other agreements affecting the transfer of the Exchange Shares consistent with agreements executed by other stockholders of Purchaser.

                    5.27 Intellectual Property.

                    (a) Corporation owns or has the right to use pursuant to license, sublicense, agreement, or permission all
                    Intellectual Property necessary or desirable for the operation of the businesses of Corporation as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Corporation immediately prior to the Closing hereunder shall be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. Corporation has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                    (b) Corporation has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and Seller nor the directors and officers (and employees with responsibility for Intellectual Property matters) of Corporation has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Corporation must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Corporation.

                    (c) Schedule 5.28(c) identifies each patent issued in Corporation's name, each patent application filed or pending, trade name and registered or unregistered trademark or service mark used by Corporation, license, agreement, or other permission that Corporation has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Corporation has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.. With respect to each item of Intellectual Property required to be identified in Schedule 5.28(c):

                    (1) Corporation possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                    (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (4) Corporation has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    (d) Schedule 5.28(d) identifies each item of Intellectual Property that any third party owns and that Corporation uses pursuant to license, sublicense, agreement, or permission. Corporation has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
                    Schedule 5.28(d):

                    (1)  the  license,  sublicense,   agreement,  or  permission
                    covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (2) the license, sublicense, agreement, or permission shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or default or permit termination, modification, or acceleration thereunder;

                    (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (5) with respect to each sublicense, the representations and warranties set forth in clauses (i) through (iv) above are true and correct with respect to the underlying license;

                    (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller or Corporation, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (8) Corporation has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                    (e) Corporation shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its Businesses as presently conducted and as presently proposed to be conducted.

                    5.28 No Misrepresentations.  None of the representations and warranties of Seller set forth in this Agreement or in the attached Schedules, notwithstanding any investigation thereof by Purchaser, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the statements made not misleading.

                    6. CONDUCT OF BUSINESS PENDING THE CLOSING.

                    6.1 Conduct of Business by Corporation Pending the Closing .
               Seller covenants and agrees that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, the Business of Corporation shall be conducted only in, and Corporation shall not take any action except in, the ordinary course of business consistent with past practice. Corporation and Seller shall use its or their reasonable best efforts to preserve intact Corporation's Business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, Corporation shall not, except as expressly required or permitted by the terms of this Agreement between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Purchaser:

                    (a) amend or otherwise change its Charter Documents;

                    (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its Assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock;

                    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

                    (d)  reclassify,   combine,   split,  subdivide  or  redeem,
                    purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                    (e) sell, lease or transfer any of its Assets (other than in the ordinary course of business consistent with past practice), or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets; or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person (except in the ordinary course of business consistent with past practice); make or obligate itself to make capital expenditures other than in the ordinary course of business consistent with past practice; other than in the ordinary course of business consistent with past practice, incur any obligations or liabilities including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice, or impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

                    (f) pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                    (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

                    (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice or delay paying any amount payable beyond forty-five (45) days following the date on which it is due, except to the extent being contested in good faith;

                    (i) enter into any  transaction  or agreement with Seller or
                    an  Affiliate   thereof  except  for  such  transactions  or
                    agreements expressly permitted herein;

                    (j) make or pledge any charitable contributions in excess of Five Thousand Dollars ($5,000) in the aggregate; or

                    (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article V untrue or incorrect in any respect.

                    2. CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES.

                    2.1 Further Assurances . Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles 8. and 9. Seller shall cause Corporation to comply with all of the covenants under this Agreement.

                    2.2 Confidentiality; Publicity . Seller and Corporation shall not disclose the terms of this transaction to any third party nor make any public announcement related to this Agreement or the transactions contemplated hereby without the prior written approval of Purchaser.

                    2.3 No Other  Discussions  . Seller,  Corporation  and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of or entertain discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, the Business or the properties of Corporation (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or
               (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Seller will immediately notify Purchaser if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

                    2.4  Due  Diligence   Investigation  .  Purchaser  shall  be
               entitled to conduct, prior to Closing, a due diligence investigation of Corporation, the Assets and the Business. Corporation shall provide Purchaser and its designated agents and consultants with the access to Corporation's Business and the Assets and all books, records, documents, correspondence and other materials related thereto which Purchaser, its agents and consultants require to conduct such due diligence review. If the results of Purchaser's due diligence review are not satisfactory to Purchaser in its sole and absolute discretion, then Purchaser may elect not to close the transactions contemplated by this Agreement by delivery of written notice to Seller on or before the Closing Date.

                    2.5 Access to Information.  Upon reasonable  notice,  Seller shall cause to afford to the officers, employees, accountants, counsel, and other authorized representatives of Purchaser full access, during the period prior to the Closing Date, to all of the properties, books, contracts, commitments, records, and senior management of . Unless otherwise required by law, Purchaser will hold any such information that is nonpublic in confidence, will not use such information in its business if the transaction does not close, and will return such information if the transaction does not close.

                    2.6 Covenant not to Compete . Seller agrees that for the period of five (5) years immediately following the Closing, Seller shall not, directly or indirectly:

                    (a)  alone  or  as  a  partner,  joint  venturer,   officer,
                    director, employee, consultant, agent, independent contractor, or security holder, of any Person, engage in any business activity which is directly or indirectly in competition with the Business; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or the Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                    (b) induce any customer acquired hereunder or any other customer of Purchaser or any of its Affiliates to patronize any business which is directly or indirectly in competition with the Business; (ii) canvass, solicit or accept for or on behalf of any such competitive business any customer of Purchaser or any of its Affiliates; or (iii) request or advise any customer of Purchaser or any of its Affiliates to withdraw, curtail or cancel any such customer's business with Purchaser or any of its Affiliates or their successors;

                    (c) employ any person who was employed by Purchaser or any of its Affiliates, within one year prior to the date being employed by Seller or any of its Affiliates, or in any manner seek to induce any employee of Purchaser or any of its Affiliates to leave his or her employment;

                    (d) in any way utilize, disclose, copy, reproduce or retain in his possession any of the proprietary rights, or records acquired by Purchaser hereunder, including, but not limited to, any customer lists.

Seller agrees and acknowledges that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect Purchaser. If any provision of this Section is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or otherwise, then the parties agree that the court making such determination shall have the power to reduce the duration, area or scope of such provision, and/or to delete specific words or phrases, and in its reduced or modified form, such provision shall then be enforceable and shall be enforced. Seller further agrees and acknowledge that any breach of this Section will cause irreparable injury to Purchaser and upon any breach or threatened breach of any provision of this Section, Purchaser shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which Purchaser may have as a result of such breach, including the right to seek monetary damages.

                    2.7 Termination of Related Party Agreements . All existing agreements between Corporation and Seller or their Affiliates, other than those set forth in Section 7.7, shall have been cancelled prior to the Closing.

                    2.8 Code Section 338(h)(10) Election. At Purchaser's election, Purchaser may make, and Seller and Corporation shall join in making, an election under Section 338(h)(10) of the Code with respect to the Assets and any comparable election under state or local Tax law, and Seller shall cooperate with Purchaser in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law) or any successor provision. Should Purchaser make such election, Seller and Purchaser shall act together in good faith to (i) determine and agree upon the amount of the modified aggregate deemed sales price ("MADSP") (within the meaning to Treas. Reg. 1.338(h)(10)-1(f) and (ii) agree upon the proper allocations (the "Allocations") of the MADSP among the Assets in accordance with Treas. Reg. 1.338(h)(10)-1(f). Seller and Purchaser will calculate the gain or loss, if any, resulting from the election in a manner consistent with the Allocations and will not take any position inconsistent with the election or the Allocations in any tax return or otherwise. Seller will allocate the MADSP among the Assets in a manner consistent with the Allocations and will not take any position inconsistent with the election or the Allocations in any tax return or otherwise.

                    3. CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Purchaser;

                    3.1 Accuracy of Representations and Warranties and Compliance with Obligations . The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Seller and Corporation shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article 7. herein. Seller and Corporation shall have delivered to Purchaser a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

                    3.2 No Material  Adverse Change or Destruction of Property .
               Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change of Corporation, the Business, or the Assets, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the service, or products of Corporation or the Business, and (iii) none of the Assets shall have been damaged by fire, flood, casualty, riot or other cause (regardless of insurance coverage for such damage), and there shall have been delivered to Purchaser a certificate to that effect, dated as of the Closing Date and signed by Seller.

                    3.3 Corporate Certificate . Corporation shall have delivered to Purchaser (i) copies of the Charter Documents as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by its Board of Directors and shareholders authorizing the transactions contemplated by this Agreement, (iii) written resignations of Corporation's officers and Board of Directors and
               (iv) a certificate of good standing issued by the Secretary of State of the State of California as of a date not more than ten
               (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) as of the Closing Date by the Secretary of Corporation as being true, correct and complete.

                    3.4 Delivery of Shares . At Closing, Seller shall deliver to
               Purchaser certificates representing the Corporation Shares accompanied by duly executed stock powers, and such other instruments of transfer of title as are necessary to transfer to Purchaser good and marketable title to the Corporation Shares.

                    3.5 Consents .  Corporation  and Seller shall have  received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Corporation and Seller from any person from whom such consent or waiver is required under any Contract to which Seller, Corporation or the Assets are bound as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

                    3.6 No Adverse  Litigation  . There  shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

                    3.7 Due Diligence  Review . Purchaser  shall have  completed its due diligence review of Corporation, the Assets and the Business pursuant to Section 7.4, and shall be satisfied with the results of such review and assessment.

                    3.8 Seller Employment  Agreement . Seller shall have entered into the Seller Employment Agreement.

                    3.9 Opinion of Counsel . Purchaser  shall have  received the
               Opinion of Seller's Counsel.

                    3.10 Release . At the Closing, Seller and such of her Affiliates as may be designated by Purchaser shall deliver to Purchaser the Release.

                    3.11 Approvals.  All  authorizations,  consents,  orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority, the failure to obtain which would have a material adverse effect on , shall have been filed, occurred, or been obtained.

                    3.12 No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction shall be in effect.

                    3.13 Termination of Employee Benefit Plans.  Purchaser shall have received copies of duly adopted resolutions of Corporation's Board of Directors satisfactory to Purchaser in its sole discretion (i) terminating Corporation's Employee Benefits Plans (other than Employee Welfare Benefit Plans), with such termination effective prior to the Closing Date, (ii) providing that no contributions shall be made to Corporation's 401(k) Plan after such date, and (iii) directing Corporation's legal counsel to apply for a determination letter from the Internal Revenue Service with respect to the termination of the 401(k) Plan and to submit a Notice of Intent to Terminate to all participants and beneficiaries under 401(k) Plan.

                    3.14 No Liens or  Encumbrances.  All liens,  judgments,  and other encumbrances on the Corporation Shares shall have been satisfied and released prior to Closing.

                    3.15 Spousal Consent.  Pursuant to Nevada community property law, Purchaser shall have received executed written consents to this Agreement and the transactions contemplated herein from the spouse of Seller, if applicable.

                    4. CONDITIONS TO THE OBLIGATIONS OF SELLER.  The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Seller:

                    4.1 Accuracy of Representations and Warranties and Compliance with Obligations . The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

                    4.2 Other  Conditions  . Purchaser  shall have  delivered to
               Seller the Purchaser Shares.

                    4.3 Opinion of Counsel . Seller shall have received the Opinion of Purchaser's counsel.

                    5. INDEMNIFICATIONS.

                    6. TERMINATION, AMENDMENT AND WAIVER

                    6.1 Termination . This Agreement may be terminated at any time prior to the Closing:

                    (a)  by   notification   from   Purchaser  as  a  result  of
                    Purchaser's due diligence  investigation pursuant to Section
                    7.4 above;

                    (b) by mutual written consent of all of the parties hereto at any time prior to the Closing;

                    (c) by Purchaser in the event of a breach by Seller of any provision of this Agreement; or

                    (d) by Purchaser or Seller if the Closing shall not have occurred by September 1, 2001.

                    6.2 Effect of  Termination  . Except as  provided in Article
               10. and for the provisions of Section 7.2, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                    7. GENERAL PROVISIONS.

                    7.1 Notices . All notices,  requests,  demands,  claims, and other communications hereunder shall be in writing and shall be delivered (and shall be deemed delivered) by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                    (a) if to Purchaser:

                                    Make Your Move, Inc.
                                    Box 11557
                                    Reno, NV  89510-1557
                                    Attn:  Henry L. Rolling, President
                                    Facsimile:       (775) 322-4573

                                    with a copy to:

                                    Walther, Key, Maupin, Oats, Cox & LeGoy
                                    3500 Lakeside Court, Suite 200
                                    Reno, NV  89509
                                    Attn:  Robert A. Winkel, Esq.
                                    Facsimile:       (775) 827-2185



                    (b) if to Seller:

                                    Mimi Hui Ban
                                    c/o Allpaq Technologies
                                    16912 Gridley Place
                                    Cerritos, CA  90703
                                    Facsimile:       (562) 402-1006

                                    with a copy to:

                                    Steven Cho, Esq.
                                    c/o Allpaq Technologies
                                    16912 Gridley Place
                                    Cerritos, CA  90703
                                    Facsimile:       (562) 402-1006

     Entire Agreement . This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

                    7.2 Expenses . Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Seller hereby agrees to pay any and all sales and/or use taxes which may become due and owing as a result of the completion of the transactions contemplated hereby.

                    7.3 Amendment;  Binding Effect;  Assignment . This Agreement
               may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by Seller without the prior written consent of Purchaser.

                    7.4  Counterparts  . This  Agreement  may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                    7.5 Governing Law;  Interpretation . This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada applicable to contracts executed and to be wholly performed within such State.

                    7.6 Joint Efforts. This Agreement is the result of the joint efforts and negotiations of the parties hereto, with each party being represented, or having the opportunity to be represented, by legal counsel of its own choice, and no singular party is the author or drafter of the provisions hereof. Each of the parties assumes joint responsibility for the form and composition of this Agreement and each party agrees that this Agreement shall be interpreted as though each of the parties participated equally in the composition of this Agreement and each and every provision and part hereof. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party that drafted the agreement shall not be applied in the event of any disagreement or dispute arising out of this Agreement.

                    7.7 Headings. All paragraph headings herein are inserted for convenience of reference only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

                    7.8 Severability.  If any provision or covenant, or any part thereof,  of this  Agreement  should  be held by any  court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions or covenants, or any part thereof, all of which shall remain in full force and effect.

                    7.9 Attorneys'  Fees. The prevailing party in any proceeding brought to enforce the provisions of this Agreement shall be entitled to an award of reasonable attorneys' fees and costs incurred at both the trial and appellate levels incurred in enforcing its rights hereunder.

                                      Make Your Move, Inc., a Nevada corporation


                                                        By: /s/ Henry L. Rolling
                                                           ---------------------
                                                          Name: Henry L. Rolling
                                                                Title: President

                                                                     "Purchaser"



                                                            By: /s/ Mimi Hui Ban
                                                              ------------------
                                                              Name: Mimi Hui Ban

                                                                        "Seller"





                                          SCHEDULES AND EXHIBITS

Schedule 5.1:              Corporate Status
Schedule 5.4:              Capitalization
Schedule 5.5:              Corporation's Subsidiaries
Schedule 5.8:              Financial Statements
Schedule 5.9:              Current Balance Sheet
Schedule 5.10:             Litigation
Schedule 5.11:             Liabilities; Bank Accounts
Schedule 5.13:             Environmental Matters
Schedule 5.14:             Real Property, Leases and Significant Personal Property
Schedule 5.15:             Good Title, Adequacy and Condition
Schedule 5.16:             Compliance With Law
Schedule 5.17:             Employee Benefit Plans
Schedule 5.18:             Tax Returns
Schedule 5.22:             Contracts, Customer Lists and Employment Matters
Schedule 5.23:             Officers, Directors and Key Employees
Schedule 5.24:             Predecessor Corporations
Schedule 5.25:             Spin-Off by Corporation
Schedule 5.27(c):          Trade Names and Service Marks
Schedule 5.27(d):          Intellectual Property


Exhibit 3.2(a)(ii):        Release
Exhibit 3.2(a)(iii):       Opinion of Seller's Counsel
Exhibit 3.2(a)(iv):        Seller Employment Agreement
Exhibit 3.2(b)(ii):        Opinion of Purchaser's Counsel